                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Saxton Incorporated
             (Exact name of registrant as specified in its charter)


                 Nevada                                                88-0223654
     ------------------------------                            ---------------------------
(State of incorporation or organization)                  (I.R.S. Employer Identification No.)

               5440 West Sahara Ave., Las Vegas, Nevada    89102
              (Address of principal executive offices)  (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                                       Name of each exchange on which
     to be so registered                                       each class is to be registered
              None                                                    Nasdaq National Market
--------------------------------                                 --------------------------------


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.    [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to
General Instruction A.(c)(2), please check the following box.    [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities To Be Registered

         The information required by Item 202 of Regulation S-K regarding the common stock, par value $.001 per share (the "Common Stock"), to be registered pursuant to this Form 8-A is set forth under the captions "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (No. 333 - 23927), as amended, filed with the Commission pursuant to the Securities
Act of 1933, as amended, and the rules promulgated thereunder. Such descriptions are incorporated by reference in response to this item. See
Exhibit 1.

Item 2.  Exhibits

         1. Articles of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333 - 23927), filed by the Registrant under the Securities Act of 1933, as amended (the "Form S-1").

         2.      Bylaws of the Registrant.  Incorporated by reference to
                 Exhibit 3.3 to the Form S-1.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       SAXTON INCORPORATED

Date:  March 25, 1997
                                       By:  /s/ JAMES C. SAXTON
                                          -------------------------------------
                                            James C. Saxton, President
                                            Saxton Incorporated
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                                 Exhibit Index


                                                                                     Sequentially
Exhibit          Description                                                         Numbered Page
-------          -----------                                                         -------------
    1            Articles of Incorporation of the Registrant.
                 Incorporated by reference to Exhibit 3.1 to the
                 Registration Statement on Form S-1 (No. 333-
                 23927), filed by the Registrant under the
                 Securities Act of 1933, as amended (the "Form S-1").

    2 Bylaws of the Registrant. Incorporated by reference to Exhibit 3.3 to the Form S-1.